EXPLANATORY NOTE

The offering of these Senior Fixed to Floating Rate Conversion Notes due 2026 was made with free writing prospectuses containing two different cover pages.  The only difference between the two cover pages is the inclusion of the issuer’s credit rating on one and the absence thereof on the other.

March 2011 Preliminary Terms No. 705 Registration Statement No. 333-156423 Dated March 3, 2011 Filed pursuant to Rule 433

INTEREST RATE STRUCTURED INVESTMENTS

Senior Fixed to Floating Rate Conversion Notes due March 23, 2026
6-Month USD LIBOR Range Accrual Notes with Issuer Fixed Rate Conversion Right
As further described below, interest will accrue quarterly on the notes at a rate of (i) Years 1 to 3: 6.00% per annum and (ii) Years 4 to maturity (the “floating interest rate period”): at the rates per annum specified below for each day  6-Month USD LIBOR is greater than 0.00% and less than or equal to 6.00%.  Beginning March 23, 2014, and quarterly thereafter, we may elect to exercise our coupon conversion right to convert the notes so that, for each interest payment following the conversion date, the notes will pay interest quarterly at a fixed rate of 6.00% per annum instead of paying the floating interest rate based on whether 6-Month USD LIBOR is within the reference rate range. All payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.
SUMMARY TERMS
General provisions
Issuer:	Morgan Stanley
Ratings:*
S&P: A (negative outlook); Fitch: A
We have not applied to have the notes individually rated. A rating agency may independently rate the notes and in that case we expect that Fitch would assign a rating of “A(emr)”, to identify the embedded market risk associated with the determination of the interest payable on the notes, if any.

CUSIP / ISIN:	61745E6D8 / US61745E6D81
Aggregate principal amount:	$ . May be increased prior to the original issue date but we are not required to do so.
Issue price:	$1,000 per note
Stated principal amount:	$1,000 per note
Pricing date:	March , 2011 ( business days after the pricing date)
Original issue date:	March 23, 2011
Maturity date:	March 23, 2026
Interest accrual date:	March 23, 2011
Payment at maturity:	The payment at maturity per note will be the stated principal amount plus accrued and unpaid interest, if any.
Interest rate provisions
Interest:
Original issue date to but excluding March 23, 2014:      6.00% per annum
March 23, 2014 to but excluding the maturity date (the “floating interest rate period”):
a)  If we have not elected to exercise our coupon conversion right, the floating interest rate as set forth below:
      March 23, 2014 to but excluding March 23, 2017:      7.00% per annum times N/ACT;
      March 23, 2017 to but excluding March 23, 2020:      8.00% per annum times N/ACT;
      March 23, 2020 to but excluding March 23, 2023:      9.00% per annum times N/ACT; and
      March 23, 2023 to but excluding  the maturity date:    10.00% per annum times N/ACT
      where,
“N” = the total number of calendar days in the applicable interest payment period on which the reference rate is within the reference rate range (“accrual days”); and
“ACT” = the total number of calendar days in the applicable interest payment period.
If on any calendar day the reference rate is not within the reference rate range, interest will accrue at a rate of 0.00% per annum for that day.
b)  If we have elected to exercise our coupon conversion right, the fixed interest rate of 6.00% per annum.
If we decide to exercise our coupon conversion right, we will give you notice at least 10 business days before the conversion date. Our election to exercise the coupon conversion right is irrevocable.

Interest payment period:	Quarterly	Interest payment period end dates:	Unadjusted
Interest payment dates:
Each March 23, June 23, September 23 and December 23, beginning June 23, 2011; provided that if any such day is not a business day, that interest payment will be made on the next succeeding business day and no adjustment will be made to any interest payment made on that succeeding business day.

Day-count convention:	Actual/Actual
Reference rate:	6-Month USD LIBOR-BBA. Please see “Additional Provisions – Reference rate” below.
Reference rate range:	Greater than 0.00% and less than or equal to 6.00%
Reference rate cutoff:
The reference rate for any day from and including the fifth New York banking day prior to the related interest payment date for any interest payment period shall be the reference rate as in effect on the London banking day immediately preceding such fifth New York banking day prior to such interest payment date.

Coupon conversion:
On each conversion date, we may elect to convert the notes in whole, and not in part, so that instead of paying the floating interest rate, we will pay the fixed interest rate on each interest payment date following the conversion date.  If we decide to exercise the coupon conversion right, we will give you at least 10 business days notice before the conversion date.  Upon a coupon conversion, the amount of interest payable on the notes will be fixed and will no longer be based on whether 6-Month USD LIBOR is within the reference rate range.

Conversion dates:	Each March 23, June 23, September 23 and December 23, beginning March 23, 2014
Miscellaneous provisions
Early redemption:	Not applicable
Specified currency:	U.S. dollars
Book-entry or certificated note:	Book-entry
Business day:	New York
Calculation agent:	Morgan Stanley Capital Services Inc.	Trustee:	The Bank of New York Mellon
Agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley. See “Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.”
Commissions and Issue Price:	Price to public	Agent’s commissions(1)	Proceeds to Issuer
Per Note	100%	%	%
Total	$	$	$
(1)
Selected dealers, including Morgan Stanley Smith Barney LLC (an affiliate of the Agent), and their financial advisors will collectively receive from the Agent, MS & Co., a fixed sales commission of       % for each note they sell. See “Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.” For additional information, see “Plan of Distribution” in the accompanying prospectus supplement.

* The ratings listed above have been assigned to the issuer and reflect each rating agency's view of the likelihood that we will honor our obligation to pay the principal amount at maturity and the interest, if any, payable under the terms of the notes and do not address whether any interest will be payable on the notes or the price at which the notes may be resold prior to maturity, which may be substantially less than the issue price of the notes. The rating assigned by each rating agency reflects only the view of that rating agency, is not a recommendation to buy, sell or hold the notes and is subject to revision or withdrawal at any time by that rating agency in its sole discretion. Each rating should be evaluated independently of any other rating.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Prospectus Supplement dated December 23, 2008	Prospectus dated December 23, 2008

The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

FWP: MSPRB1208006

March 2011 Preliminary Terms No. 705 Registration Statement No. 333-156423 Dated March 3, 2011 Filed pursuant to Rule 433

INTEREST RATE STRUCTURED INVESTMENTS

Senior Fixed to Floating Rate Conversion Notes due March 23, 2026
6-Month USD LIBOR Range Accrual Notes with Issuer Fixed Rate Conversion Right
As further described below, interest will accrue quarterly on the notes at a rate of (i) Years 1 to 3: 6.00% per annum and (ii) Years 4 to maturity (the “floating interest rate period”): at the rates per annum specified below for each day  6-Month USD LIBOR is greater than 0.00% and less than or equal to 6.00%.  Beginning March 23, 2014, and quarterly thereafter, we may elect to exercise our coupon conversion right to convert the notes so that, for each interest payment following the conversion date, the notes will pay interest quarterly at a fixed rate of 6.00% per annum instead of paying the floating interest rate based on whether 6-Month USD LIBOR is within the reference rate range. All payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.
SUMMARY TERMS
General provisions
Issuer:	Morgan Stanley
CUSIP / ISIN:	61745E6D8 / US61745E6D81
Aggregate principal amount:	$ . May be increased prior to the original issue date but we are not required to do so.
Issue price:	$1,000 per note
Stated principal amount:	$1,000 per note
Pricing date:	March , 2011 ( business days after the pricing date)
Original issue date:	March 23, 2011
Maturity date:	March 23, 2026
Interest accrual date:	March 23, 2011
Payment at maturity:	The payment at maturity per note will be the stated principal amount plus accrued and unpaid interest, if any.
Interest rate provisions
Interest:
Original issue date to but excluding March 23, 2014:      6.00% per annum
March 23, 2014 to but excluding the maturity date (the “floating interest rate period”):
a)  If we have not elected to exercise our coupon conversion right, the floating interest rate as set forth below:
      March 23, 2014 to but excluding March 23, 2017:      7.00% per annum times N/ACT;
      March 23, 2017 to but excluding March 23, 2020:      8.00% per annum times N/ACT;
      March 23, 2020 to but excluding March 23, 2023:      9.00% per annum times N/ACT; and
      March 23, 2023 to but excluding  the maturity date:    10.00% per annum times N/ACT
      where,
“N” = the total number of calendar days in the applicable interest payment period on which the reference rate is within the reference rate range (“accrual days”); and
“ACT” = the total number of calendar days in the applicable interest payment period.
If on any calendar day the reference rate is not within the reference rate range, interest will accrue at a rate of 0.00% per annum for that day.
b)  If we have elected to exercise our coupon conversion right, the fixed interest rate of 6.00% per annum.
If we decide to exercise our coupon conversion right, we will give you notice at least 10 business days before the conversion date. Our election to exercise the coupon conversion right is irrevocable.

Interest payment period:	Quarterly	Interest payment period end dates:	Unadjusted
Interest payment dates:
Each March 23, June 23, September 23 and December 23, beginning June 23, 2011; provided that if any such day is not a business day, that interest payment will be made on the next succeeding business day and no adjustment will be made to any interest payment made on that succeeding business day.

Day-count convention:	Actual/Actual
Reference rate:	6-Month USD LIBOR-BBA. Please see “Additional Provisions – Reference rate” below.
Reference rate range:	Greater than 0.00% and less than or equal to 6.00%
Reference rate cutoff:
The reference rate for any day from and including the fifth New York banking day prior to the related interest payment date for any interest payment period shall be the reference rate as in effect on the London banking day immediately preceding such fifth New York banking day prior to such interest payment date.

Coupon conversion:
On each conversion date, we may elect to convert the notes in whole, and not in part, so that instead of paying the floating interest rate, we will pay the fixed interest rate on each interest payment date following the conversion date.  If we decide to exercise the coupon conversion right, we will give you at least 10 business days notice before the conversion date.  Upon a coupon conversion, the amount of interest payable on the notes will be fixed and will no longer be based on whether 6-Month USD LIBOR is within the reference rate range.

Conversion dates:	Each March 23, June 23, September 23 and December 23, beginning March 23, 2014
Miscellaneous provisions
Early redemption:	Not applicable
Specified currency:	U.S. dollars
Book-entry or certificated note:	Book-entry
Business day:	New York
Calculation agent:	Morgan Stanley Capital Services Inc.	Trustee:	The Bank of New York Mellon
Agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley. See “Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.”
Commissions and Issue Price:	Price to public	Agent’s commissions(1)	Proceeds to Issuer
Per Note	100%	%	%
Total	$	$	$
(1)
Selected dealers, including Morgan Stanley Smith Barney LLC (an affiliate of the Agent), and their financial advisors will collectively receive from the Agent, MS & Co., a fixed sales commission of       % for each note they sell. See “Supplemental Information Concerning Plan of Distribution; Conflicts of Interest.” For additional information, see “Plan of Distribution” in the accompanying prospectus supplement.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Prospectus Supplement dated December 23, 2008	Prospectus dated December 23, 2008

The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

Senior Fixed to Floating Rate Notes due March 23, 2026
6-Month USD LIBOR Range Accrual Notes with Issuer Fixed Rate Conversion Right

The Notes

The notes offered are debt securities of Morgan Stanley.  In years 1 to 3, the notes pay interest at a fixed rate of 6.00% per annum. Beginning March 23, 2014, if we have not exercised our coupon conversion right, interest will accrue on the notes for each day that 6-Month USD LIBOR is greater than 0.00% and less than or equal to 6.00%.  We describe the basic features of these notes in the sections of the accompanying prospectus called “Description of Debt Securities—Description of Floating Rate Debt Securities” and prospectus supplement called “Description of Notes,” subject to and as modified by the provisions described below.  All payments on the notes are subject to the credit risk of Morgan Stanley.

On each conversion date beginning on March 23, 2014, we may elect to exercise our coupon conversion right to convert the notes so that, for each interest payment following the conversion date, the notes will pay interest quarterly at a fixed rate of 6.00% per annum instead of paying the floating interest rate based on whether 6-Month USD LIBOR is within the reference rate range.

The stated principal amount and issue price of each note is $1,000. The issue price of the notes includes the agent’s commissions paid with respect to the notes as well as the cost of hedging our obligations under the notes.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The secondary market price, if any, at which MS & Co. is willing to purchase the notes is expected to be affected adversely by the inclusion of these commissions and hedging costs in the issue price.  In addition, the secondary market price may be lower due to the costs of unwinding the related hedging transactions at the time of the secondary market transaction.  See “Risk Factors—Market Risk—The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.”

Additional Provisions

Reference rate

“LIBOR” as defined in the accompanying prospectus in the section called “Description of Debt Securities––Floating Rate Debt Securities” and “––Base Rates” with an index maturity of 6 months and an index currency of US dollars and as displayed on Reuters Page LIBOR01; provided that for the determination of the reference rate on any calendar day, the “interest determination date” shall be that calendar day unless that calendar day is not a London banking day, in which case the reference rate shall be the reference rate on the immediately preceding London banking day; provided further that the reference rate for any day from and including the fifth New York banking day prior to the related interest payment date for any interest payment period shall be the reference rate as in effect on the London banking day immediately preceding such fifth New York banking day prior to such interest payment date.

New York banking day

New York banking day means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York, New York.

March 2011	Page 2

Senior Fixed to Floating Rate Notes due March 23, 2026
6-Month USD LIBOR Range Accrual Notes with Issuer Fixed Rate Conversion Right

Hypothetical Examples

The table below presents examples of hypothetical quarterly interest rates that would accrue on the notes during any quarter in the floating interest rate period, based on the total number (“N”) of calendar days in an interest payment period on which the reference rate is within the reference rate range. The table assumes that the interest payment period contains 90 calendar days, an interest rate of 7.00% per annum, and that we have not exercised our coupon conversion right.

The example below is for purposes of illustration only and would provide different results if different assumptions were made.  The actual quarterly interest payments will depend on the interest rate applicable to the particular interest payment period, the actual number of calendar days in such interest payment period and the actual reference rate level on each day in such interest payment period.  The applicable interest rate for each quarterly interest payment period will be determined on a per-annum basis but will apply only to that interest payment period.

N	Hypothetical Interest Rate
0	0.0000%
10	0.7778%
20	1.5556%
25	1.9444%
35	2.7222%
50	3.8889%
75	5.8333%
90	7.0000%

Historical Information

The following graph sets forth the reference rate for the period from January 1, 1995 to March 2, 2011.  The historical performance of the reference rate should not be taken as an indication of its future performance.  We cannot give you any assurance that the reference rate will be within the reference rate range on any day of any interest payment period.  We obtained the information in the graph below from Bloomberg Financial Markets, without independent verification. The bold line in the graph represents the reference rate being equal to 6.00%

Whether you receive the floating interest rate after March 23, 2014 depends on whether we elect to exercise our issuer coupon conversion right.  It is more likely that we will exercise our coupon conversion right and pay the fixed interest rate to the extent that the level of the reference rate results in an amount of interest payable that is greater than the fixed interest rate for the remainder of the term of the notes. See “Risk Factors—Yield Risk” on page 4.

March 2011	Page 3

Senior Fixed to Floating Rate Notes due March 23, 2026
6-Month USD LIBOR Range Accrual Notes with Issuer Fixed Rate Conversion Right

Risk Factors

The notes involve risks not associated with an investment in ordinary floating rate notes. An investment in the notes entails significant risks not associated with similar investments in a conventional debt security, including, but not limited to, fluctuations in the reference rate and other events that are difficult to predict and are beyond the issuer’s control.  While this section describes the most significant risks relating to the notes, you should also read the “Risk Factors” section in the accompanying prospectus.  You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.  Accordingly, prospective investors should consult their financial and legal advisers as to the risks entailed by an investment in the notes and the suitability of the notes in light of their particular circumstances.

Yield Risk

▪
If there are no accrual days in any interest payment period, we will not pay any interest on the notes for that interest payment period and the market value of the notes may decrease.  It is also possible that the reference rate will not be within the reference rate range for so many days during any quarterly interest payment period during the floating interest rate period that the interest payment for that quarterly interest payment period will be less than the amount that would be paid on an ordinary debt security and may be zero.  To the extent that the reference rate remains outside the reference rate range, the market value of the notes may decrease and you may receive substantially less than 100% of the issue price if you sell your notes at such time.

▪
The reference rate for the last five New York banking days of an interest payment period will be the reference rate on the London banking day immediately prior to those five days. Because the reference rate for the last five New York banking days of an interest payment period will be the reference rate on the London banking day immediately prior to those five days, if the reference rate on that London banking day is not within the reference rate range, you will not receive any interest in respect of those five days even if the reference rate as actually calculated on any of those days were to be within the reference rate range.

▪
The historical performance of the reference rate is not an indication of its future performance. Historical performance of the reference rate should not be taken as an indication of its future performance during the term of the notes.  Changes in the level of the reference rate will affect the market price of the notes, but it is impossible to predict whether such level will rise or fall.

▪
The issuer has the right to convert the notes to a fixed interest rate.  Beginning on March 23, 2014 and quarterly thereafter, we have the sole right to decide whether to exercise our coupon conversion right and our decision may depend on the performance of the reference rate and the movements in market interest rates compared to the fixed interest rate that would apply to the notes if we exercised our coupon conversion right.  We are more likely to exercise our coupon conversion right and pay the fixed interest rate if the floating interest has been and is likely to be greater than the fixed interest rate for the remaining term of the notes. If we elect to exercise our conversion coupon right, you would not receive the potentially higher floating interest rates for the remaining term of the notes and the value of the notes would likely decline as a result.

Market Risk

▪
The price at which the notes may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased.  Some of these factors include, but are not limited to, (i) changes in the level of the reference rate, (ii) volatility of the reference rate, (iii) changes in interest rates, (iv) any actual or anticipated changes in our credit ratings or credit spreads and (v) time remaining to maturity.  Primarily, to the extent that the reference rate level remains outside the reference rate range, the market value of the notes may decrease and you may receive substantially less than 100% of the issue price if you sell your notes at such time.

March 2011	Page 4

Senior Fixed to Floating Rate Notes due March 23, 2026
6-Month USD LIBOR Range Accrual Notes with Issuer Fixed Rate Conversion Right

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the notes at any time in secondary market transactions will likely be significantly lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the notes and the costs of hedging our obligations under the notes that will be included in the original issue price.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Liquidity Risk

▪
The notes will not be listed on any securities exchange.  The notes will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the notes. MS & Co. currently intends to act as a market maker for the notes but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the notes easily. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the notes.

Conflicts of Interest

▪
The issuer, its subsidiaries or affiliates may publish research that could affect the market value of the notes.  They also expect to hedge the issuer’s obligations under the notes.  The issuer or one or more of its affiliates may, at present or in the future, publish research reports with respect to movements in interest rates generally. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities may affect the market value of the notes.  In addition, the issuer’s subsidiaries expect to hedge the issuer’s obligations under the notes and they may realize a profit from that expected hedging activity even if investors do not receive a favorable investment return under the terms of the notes or in any secondary market transaction.

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the notes. Any of these determinations made by the calculation agent may adversely affect the payout to investors.

Issuer Risk

▪
Investors are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the notes.  Investors are dependent on our ability to pay all amounts due on the notes on interest payment dates and at maturity and therefore investors are subject to our credit risk. The notes are not guaranteed by any other entity. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the notes prior to maturity will be affected by changes in the market's view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.

March 2011	Page 5

Senior Fixed to Floating Rate Notes due March 23, 2026
6-Month USD LIBOR Range Accrual Notes with Issuer Fixed Rate Conversion Right

Supplemental Information Concerning Plan of Distribution; Conflicts of Interest

We expect to deliver the notes against payment therefor in New York, New York on March 23, 2011, which will be the     scheduled business day following the date of the pricing of the notes.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade notes on the date of pricing or on or prior to the third business day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The agent may distribute the notes through Morgan Stanley Smith Barney LLC (“MSSB”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc ("MSIP") and Bank Morgan Stanley AG.  MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.  Selected dealers, including MSSB, and their financial advisors will collectively receive from the Agent, MS & Co., a fixed sales commission of       % for each note they sell.

MS & Co. is our wholly-owned subsidiary.  MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

Tax Considerations

The notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to U.S. Holders — Notes — Optionally Exchangeable Notes.”  Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the notes, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the notes.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.  If the notes were priced on March 2, 2011, the “comparable yield” would be a rate of 5.765% per annum, compounded quarterly; however, the comparable yield for the notes will be determined on the pricing date and may be significantly higher or lower than the comparable yield set forth above.

The comparable yield and the projected payment schedule for the notes will be provided in the final pricing supplement.  You should read the discussion under “United States Federal Taxation” in the accompanying prospectus supplement concerning the U.S. federal income tax consequences of an investment in the notes.

The comparable yield and the projected payment schedule will not be provided for any purpose other than the determination of U.S. Holders’ accruals of original issue discount and adjustments in respect of the notes, and we make no representation regarding the actual amounts of payments that will be made on a note.

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to Non-U.S. Holders.”

You should consult your tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

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6-Month USD LIBOR Range Accrual Notes with Issuer Fixed Rate Conversion Right

Contact Information

Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

March 2011	Page 7